Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-128799) of Eagle Hospitality Properties Trust, Inc. of our reports dated March 4, 2005 and February 25, 2003 relating to the financial statements of E.S. Hotel Isla Verde, S.E. as of December 31, 2004, 2003 and 2002.

/s/ Perdomo Ferrer & Company

San Juan, Puerto Rico

December 7, 2005

Telephone: 787-754-5530 Telecopier: 787-282-7917 e-mail: mail@pf-cpa.com